UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2013

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 California Street
 El Segundo, CA 90245

(Address of principal executive offices)

(310) 648-8428

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

Effective August 21, 2013, the Series A Preferred Shareholders (the “Series A Shareholders”) of Wizard World, Inc. (the “Company”) converted all outstanding Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) into approximately 9.5 million shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). In addition, the Series A Shareholders and certain other shareholders exchanged approximately 8.0 million outstanding Series A Common Stock Purchase Warrants for approximately 4.0 million shares of Common Stock. In connection with the conversion of the Preferred Stock, the Company issued approximately 1.6 million shares of Common Stock as payment for accrued and unpaid dividends.

As a result of the aforementioned transactions, the Company no longer has any derivative liabilities on its balance sheet and has approximately 51.1 million shares of Common Stock outstanding.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933 (the “Act”), as amended, for the issuance of the Common Stock pursuant to Section 4(2) and/or Section 3(a)(9) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: August 26, 2013	By:	/s/ John Macaluso
	Name:	John Macaluso
	Title:	Chief Executive Officer